Exhibit 99.1

MODEL MEALS, LLC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Model Meals, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Model Meals, LLC (the Company) as of December 31, 2020 and 2019, and the related statements of operations, members’ deficit and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes to the financial statements (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has an accumulated deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

D. Brooks and Associates CPAs, P.A.

We have served as the Company’s auditor since 2021.

Palm Beach Gardens, Florida
July 6, 2021

MODEL MEALS, LLC.
BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS

CURRENT ASSETS:
Cash	$31,166	$81,279
Accounts receivable	-	12,990
Inventory	3,832	3,755
Other current assets	39,995	33,718

Total Current Assets	74,993	131,742

OTHER ASSETS:
Right-of-use assets, net	148,408	282,836
Intangible assets, net	76,383	96,752

Total Assets	$299,784	$511,330

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$128,768	$129,269
Deferred revenue	41,412	38,879
Unredeemed gift cards	81,303	145,019
Operating lease liability	148,780	132,412
Advances payable	68,284	68,919
Notes payable	150,557	150,000
Total Current Liabilities	619,104	664,498

LONG-TERM LIABILITIES:
Notes payable, less current portion	189,898	-
Operating lease liability, less current portion	-	148,780
Total Liabilities	809,002	813,278

Commitments and contingency (Note 8):

MEMBERS’ DEFICIT:
Members’ deficit	(509,218)	(301,948)

Total Members’ Deficit	(509,218)	(301,948)

Total Liabilities and Members’ Deficit	$299,784	$511,330

The accompanying notes are an integral part of these financial statements.

MODEL MEALS, LLC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2020	2019

Revenue, net	$2,223,257	$2,763,828

Cost of revenue	1,162,380	1,558,566

Gross profit	1,060,877	1,205,262

Operating Expenses:
Compensation and related expenses	710,550	849,596
Professional and consulting expenses	63,741	58,018
Selling and marketing expenses	100,275	90,415
General and administrative expenses	324,748	331,237

Total Operating Expenses	1,199,314	1,329,266

Loss from Operations	(138,437)	(124,004)

Other Expense:
Interest expense	(36,833)	(6,838)
Loss on legal settlement	(12,000)	-
Other expense	-	(487)

Total Other Expense, net	(48,833)	(7,325)
Net Loss	$(187,270)	$(131,329)

The accompanying notes are an integral part of these financial statements.

MODEL MEALS, LLC.

STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Total Members’
Deficit
Balance at December 31, 2018	$(190,619)

Members’ contribution	20,000

Net loss	(131,329)

Balance at December 31, 2019	(301,948)

Members’ distribution	(20,000)

Net loss	(187,270)

Balance at December 31, 2020	$(509,218)

The accompanying notes are an integral part of these financial statements.

MODEL MEALS, LLC.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(187,270)	$(131,329)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	20,369	5,092
Lease cost	2,016	(1,644)
Amortization of debt cost	4,868	3,712
Change in operating assets and liabilities:
Account receivable	12,990	(12,990)
Inventory	(77)	31,390
Other current assets	(6,277)	8,379
Accounts payable and accrued expenses	(501)	(3,101)
Deferred revenue	2,533	4,249
Unredeemed gift cards	(63,716)	20,888

Net cash used in operating activities	(215,065)	(75,354)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	-	(101,844)

Net cash used in investing activities	-	(101,844)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable, net of debt cost	327,955	150,000
Members’ contribution	-	20,000
Advance payable	76,000	100,000
Repayment of notes payable	(137,500)	-
Members’ distribution	(20,000)	-
Repayments of advance payable	(81,503)	(34,793)

Net cash provided by financing activities	164,952	235,207

Net change in cash	(31,166)	58,009

Cash - beginning of year	81,279	23,270

Cash - end of year	$31,166	$81,279

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$25,875	$3,712

The accompanying notes are an integral part of these financial statements.

MODEL MEALS, LLC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Model Meals, LLC (the “Company”) is a California limited liability corporation formed on May 1, 2015. The Company provides prepackaged and prepared meals as a solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of the highest quality meal planning, delivery, and preparation services. Products are customized meal solutions, delivered fresh directly to the home. The Company utilizes third-party food delivery services to fulfill customers’ orders.

The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The COVID-19 pandemic has the potential to significantly impact the Company’s supply chain, food manufacturers, distribution centers, or logistics and other service providers. Additionally, the Company’s service providers and their operations may be disrupted, temporarily closed or experience worker or meat or other food shortages, which could result in additional disruptions or delays in shipments of products. To date, the Company has been able to avoid layoffs and furloughs of employees. The Company is not able to estimate the duration of the pandemic and potential impact on the business if disruptions or delays in shipments of product occur. To date, the Company is not aware of any such disruptions. In addition, a severe prolonged economic downturn could result in a variety of risks to the business, including weakened demand for product and a decreased ability to raise additional capital when needed on acceptable terms, if at all. As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly. The Company has applied for and received certain financial assistance under the Coronavirus, Aid, Relief, and Economic Security Act (“CARES Act”) enacted in March 2020 by the U.S. Government in response to COVID-19 (see Note 7).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”).

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended December 31, 2020, the Company had a net loss and cash used in operations of $187,250 and $215,065, respectively. At December 31, 2020, the Company had a members’ deficit and working capital deficit of $509,218 and $544,111, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The Company’s primary source of operating funds in 2020 and 2019 was primarily from product sales, third-party advances and federal funding through the Paycheck Protection Program (the “PPP”) of the CARES Act, administered by the U.S. Small Business Administration (“SBA”).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or obtain additional financing. Management believes that the Company’s capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. If the Company is unable to secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the year ended December 31, 2020 and 2019 include the allowance for obsolete inventory, useful life and valuation of intangible asset, unredeemed gift card liability and valuation of right-of-use (“ROU”) assets and operating lease liabilities.

Fair Value Measurements

The carrying amounts reported in the balance sheet for cash, inventory, accounts receivable and other current assets, accounts payable and accrued expense, deferred revenue, advances payable, and unredeemed gift cards approximate their fair market value based on the short-term maturity of these instruments.

MODEL MEALS, LLC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At December 31, 2020 and 2019, the Company did not have any cash equivalents.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of December 31, 2020 and 2019. The Company has not experienced any losses in such accounts through December 31, 2020.

Inventory

Inventory consists of non-perishable food items distributed by the Company and are stated at the lower of cost and net realizable value utilizing the first-in first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales. As of December 31, 2020 and 2019, the inventory balances were insignificant and the Company determined that there was no allowance needed.

Internal Use Software

The Company’s intangible asset consists of software developed for internal-use to assist with managing the Company’s order and delivery process. The Company capitalized expenses in accordance with GAAP ASC 350-40 Intangible Assets and Goodwill: Internal-Use Software (“ASC 350-40”). Internal use software has both of the following characteristics: (1) the software is acquired, internally developed, or modified solely to meet the entity’s internal needs and (2) during the software’s development or modification, no substantive plan exists or is being developed to market the software externally. Capitalization of internal-use development costs begin in the applicable development stage and cease once the software is ready for use, at which time amortization of the capitalized costs begin on a straight-line basis based on the internal-use software’s estimated useful life. The costs of developing routine enhancements are expensed as research and development costs as incurred because the enhancements do not add functionality to the product. The Company completed the development of the internal-use software in October 2019 at which time amortization of the internal-use development costs began over an estimated useful life of five years.

Product Sales

The Company adopted and implemented on January 1, 2018, ASU Topic 606 - Revenue from Contracts with Customers (“ASU 606”). ASU 606 did not have a material impact on its financial statements.

Upon implementation of ASU 606, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company recognizes product sales when the product is delivered to the customer and title has transferred, it is at this point in time that the Company’s performance obligations have been completed. Product sales are recorded net of any discounts or allowances and include shipping charges.

Customers can purchase gift cards online through the Company’s e-commerce website. Gift card purchases are initially recorded as unredeemed gift card liabilities and are recognized as product sales upon redemption. The Company does not charge administrative fees on unused gift cards, and its gift cards do not have an expiration date.

MODEL MEALS, LLC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

Cost of Sales

The Company’s policy is to recognize product related cost of sales in conjunction with revenue recognition, when the product costs are incurred which is upon delivery of product. Cost of sales includes the food and processing costs directly attributable to fulfillment and the delivery of the product to customers including both inbound and outbound shipping costs.

Shipping and handling costs incurred for product shipped to customers are included in cost of sales and amounted to $272,076 and $380,529 for the years ended December 31, 2020 and 2019, respectively. Shipping and handling costs charged to customers are included in revenue, net.

Advertising Costs

The Company participates in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. Advertising costs charged to operations were $100,275 and $90,415, for the years ended December 31, 2020 and 2019, respectively, and are included in selling and marketing expenses on the accompanying statements of operations.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The updated guidance is effective for interim and annual periods beginning after December 15, 2018.

On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and; (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the statements of operations.

Recently Adopted Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its financial statements.

MODEL MEALS, LLC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 - INTANGIBLE ASSETS

Intangible assets consist of a full service, prepackaged mid-market software developed to track and record all aspects of the Company’s accounting, order entry, sales, marketing, delivery, production and customer service needs used internally. The intangible asset is being amortized over five years using the straight-line method.

Intangible assets, net consisted of the following:

	December 31, 2020	December 31, 2019
Internal use software	$101,844	$101,844
Less: accumulated amortization	(25,461)	(5,092)
Intangible assets	$76,383	$96,752

Amortization of intangible assets amounted to approximately $20,369 and $5,092 for the years ended December 31, 2020 and 2019, respectively, and is included in general and administrative expenses on the statement of operations.

NOTE 4 – UNREDEEMED GIFT CARDS

Unredeemed gift cards activities for the years ended December 31, 2020 and 2019 are summarized as follows:

	December 31, 2020	December 31, 2019
Beginning balance	$145,019	$124,131
Sale of gift cards	111,571	421,390
Gift card redemptions	(175,287)	(400,502)
Ending balance	$81,303	$145,019

NOTE 5 – OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITIES

On September 13, 2018, the Company entered into a lease agreement for its facility in Santa Ana, California. The lease is for a period of 36 months commencing in January 2019 and expiring in December 2021. Pursuant to the lease agreement, the lease requires the Company to pay a monthly base rent of; (i) $13,737 in the first year; (ii) $13,935 in the second year and; (iii) $14,140 in the third year.

In adopting ASC Topic 842, Leases (Topic 842), the Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. On September 13, 2018, upon adoption of ASC Topic 842, the Company recorded right-of-use assets and lease liabilities of $396,094.

For the years ended December 31, 2020 and 2019, rent expense amounted to $155,687 and $153,813, respectively, which included base rent expense and recorded in general and administrative expenses on the accompanying statements of operations.

The significant assumption used to determine the present value of the lease liability was a discount rate of 10% which was based on the Company’s estimated incremental borrowing rate.

Right-of-use asset (“ROU”) is summarized below:

	December 31, 2020	December 31, 2019
Operating lease	$396,094	$396,094
Less accumulated reduction	(247,686)	(113,258)
Balance of ROU asset, net	$148,408	$282,836

MODEL MEALS, LLC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

Operating lease liability related to the ROU asset is summarized below:

	December 31, 2020	December 31, 2019
Operating lease	$396,094	$396,094
Total lease liabilities	396,094	396,094
Reduction of lease liability	(247,314)	$(114,902)
Total	148,780	281,192
Less: current portion as of December 31, 2020	(148,780)	(132,412)
Long term portion of operating lease liability	$—	$148,780

Future base lease payments under the non-cancelable operating lease at December 31, 2020 are as follows:

Amount
Year ending December 31, 2021	$157,141
Total minimum non-cancelable operating lease payments	157,141
Less: discount to fair value	(8,361)
Total operating lease liability at December 31, 2020	$148,780

NOTE 6 – ADVANCES PAYABLE

On September 27, 2019, the Company entered into a capital advance agreement (the “Advance Agreement”) with their e-commerce platform provider. Under the terms of the Advance Agreement, the Company received $100,000 and will repay $103,712 by remitting 30% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. During the year ended December 31, 2020, the Company repaid the advance in full. As of December 31, 2020 and 2019, the advance had a balance of $0 and $68,919, respectively.

On November 23, 2020, the Company entered into a capital advance agreement (the “Advance Agreement”) with their e-commerce platform provider. Under the terms of the Advance Agreement, the Company received $76,000 and will repay $80,868 by remitting 30% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. As of December 31, 2020, the advance had an outstanding balance of $68,284.

During the years ended December 31, 2020 and 2019, the Company recorded debt cost of $4,868 and $3,712, respectively, related to these advances payable which were charged to interest expense as incurred.

NOTE 7 – NOTES PAYABLE

Loan Agreement

On November 27, 2019, the Company entered into a business loan agreement with a third-party (“Loan Agreement”). Pursuant to the terms provided for in the Loan Agreement, the Company issued to the investor a Note and the Company received proceeds in the amount of $150,000. The Note bears an interest of 32.25% per annum and matures on November 27, 2020. The Company may prepay all or any portion of the interest and the unpaid principal balance of this Note at any time, or from time to time, without penalty or premium. As of December 31, 2020 and 2019, the loan had an outstanding principal balance of $12,500 and $150,000, respectively, as reflected in the accompanying balance sheets as Notes payable. The loan was in default as of December 31, 2020.

MODEL MEALS, LLC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

Paycheck Protection Program Loan

On April 30, 2020, the Company received federal funding in the amount of $178,055 through the Paycheck Protection Program (the “PPP”) of the CARES Act, administered by the U.S. Small Business Administration (“SBA”). The PPP note bore an interest rate of 1% per annum on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing six months after the effective date of the PPP note, the Company was required to pay the lender equal monthly payments of principal and interest in total amount of $10,020 as required to fully amortize any unforgiven principal balance of the loan by the two-year anniversary of the effective date of the PPP note (the “Maturity Date”). The Maturity Date can be extended to five years if mutually agreed upon by both the lender and the Company. The PPP note contained customary events of default relating to, among other things, payment defaults, making materially false or misleading representations to the SBA or the lender, or breaching the terms of the PPP note. The occurrence of an event of default may result in the repayment of all amounts outstanding under the PPP note, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of the loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. As of December 31, 2020, the PPP note had outstanding balance of $178,055 of which $138,057 is reflected in the accompanying balance sheets as Notes payable and $39,998 as long-term notes payable (see Note 7).

Economic Injury Disaster Loan

On May 20, 2020, the Company entered into a Loan Authorization and Agreement (“SBA Loan Agreement”) with the SBA, under the SBA’s Economic Injury Disaster Loan assistance program in light of the impact of the COVID-19 pandemic. Pursuant to the SBA Loan Agreement, the Company received an advanced of $149,900, net of $100 processing fee, to be used for working capital purposes only. Pursuant to the SBA Loan Agreement, the Company executed; (i) a note for the benefit of the SBA (“SBA Note”), which contains customary events of default; and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of the Company, which also contains customary events of default. The SBA Note bears an interest rate of 3.75% per annum which accrue from the date of the advance. Installment payments in the amount of $731, including principal and interest, are due monthly beginning May 20, 2021 (twelve months from the date of the SBA Note). The balance of principal and interest is payable thirty years from the date of the SBA Note. As of December 31, 2020, the SBA Note had an outstanding principal balance of $149,900 as reflected in the accompanying balance sheets as long-term notes payable.

Notes payable is summarized below:

	December 31, 2020	December 31, 2019
Principal amount	$340,455	$150,000
Less: current portion	150,557	—
Notes payable - long term portion	$189,898	$150,000

Minimum principal payments under the notes payable are as follows:

Remaining in December 31, 2021	$150,557
Year ended December 31, 2022	43,100
Year ended December 31, 2023	3,220
Year ended December 31, 2024	3,342
Year ended December 31, 2025	3,469
Thereafter	136,767
Total principal payments	$340,455

MODEL MEALS, LLC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal

In February of 2020, former employee (“Plaintiff”) filed a complaint against the Company asserting claims of, among other things, (i) sexual harassment, (ii) unlawful termination, (iii) unlawful retaliation, and (iv) Labor Code violations, including missed statutory meal periods. The Company denied these allegations, disputed all claims and contended that Company acted lawfully in all respects regarding Plaintiff and his employment. Both parties wish to avoid the time, cost and expenditure of resources of further proceedings and desire to resolve any and all claims alleged, or that could be alleged, arising out of or in connection with Plaintiff’s employment with the Company, and/or the cessation thereof. In August 2020, the Company entered into a Settlement and General Release Agreement with the Plaintiff pursuant to which the Company agreed to pay the Plaintiff an amount of $12,000 in cash as settlement payment which was recorded as loss on legal settlement as reflected in the accompanying statements of operations. The Company satisfied its obligations under the settlement agreement and was release of all and any claims in connection with the complaint.

Lease

In September 2018, the Company entered into a lease agreement for its facility in Santa Ana, California. The lease is for a period of 36 months commencing in January 2019 and expiring in December 2021 (see Note 5).

NOTE 9 - SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events through July 6, 2021 which is the date these financial statements were available to be issued. Subsequent to December 31, 2020, the following events occurred:

On May 18, 2021, the Company received a loan forgiveness approval of the outstanding balance of its PPP Note of $178,055 dated April 30, 2020 (see Note 7).

On February 26, 2021, the Company received federal funding in the amount of $140,322 through the Paycheck Protection Program (the “PPP”) of the CARES Act, administered by the U.S. Small Business Administration (“SBA”). The PPP note bears an interest rate of 1% per annum and accrues on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing the seventeenth month after the disbursement of the PPP note, the Company is required to pay the lender equal monthly payments of principal and interest in total amount of $3,267 as required to fully amortize any unforgiven principal balance of the loan by the five-year anniversary of the effective date of the PPP note (the “Maturity Date”). The PPP note contains customary events of default relating to, among other things, payment defaults, making materially false or misleading representations to the SBA or the lender, or breaching the terms of the PPP note. The occurrence of an event of default may result in the repayment of all amounts outstanding under the PPP note, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of the loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. On June 14, 2021, the Company received a loan forgiveness approval of the outstanding balance of its PPP Note dated February 26, 2021.